CARBIZ INC.
2007 INCENTIVE STOCK PLAN

INCENTIVE STOCK OPTION AGREEMENT
FOR
EMPLOYEE

Granted {DATE 1}

This Incentive Stock Option Agreement evidences the grant of an Incentive Stock Option (“Option”) to {NAME} (the “Participant”) pursuant to Article VI of the Carbiz Inc. 2007 Incentive Stock Plan (the “Plan”). This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.

1.

Grant of Options. In consideration of the services rendered to Carbiz Inc. (the “Company”) and/or its Subsidiaries by the Participant as an Employee of the Company or a Subsidiary, the Company hereby grants to the Participant an Option to purchase all or any part of a total of {NUMBER} Shares of the Company at a price of ${PRICE} per Share (“Option Price”). This Option is granted as of {DATE 1} (“Award Date”). This Option is granted pursuant to the Plan and is subject to the terms thereof.

2.	Term.

	(a)	Normal Term. The term of this Option is {TERM YEARS} years, until {DATE 2}; provided, however, that this Option may be terminated earlier as provided below.

	(b)	Early Termination. This Option will terminate upon any of the following events:

(i) Death. This Option will terminate one year after the death of the Participant if the Participant dies while employed by the Company or one of its Subsidiaries.

(ii)

Disability. This Option will terminate one year after the Participant’s employment with the Company or one of its Subsidiaries terminates on account of the Participant’s disability within the meaning of Section 22(e)(3) of the Code (“Disability”).

(iii)

Retirement. This Option will terminate one year after the Participant’s retirement from employment with the Company or one of its Subsidiaries in accordance with any applicable Company policy on mandatory or permissive, early or normal retirement as in effect at the date of such retirement (“Retirement”).

(iv)

Other Cessation of Company Service. Except as provided in the preceding provisions of this Paragraph 2(b), (1) this Option will terminate on the date the Participant’s Company Service (as defined in Paragraph 7) (A) ceases at the Company’s or a Subsidiary’s instigation for “cause,” or (B) is terminated by the Participant for any reason other than death, disability or retirement, and (2) this Option will terminate three months after the date the Participant’s Company Service ceases at the Company’s or a Subsidiary’s instigation for reasons other than for “cause.” For purposes of this paragraph “cause” shall mean continued neglect of duty, willful and material misconduct in connection with the performance of the Participant’s duties and obligations, and any other conduct of the Participant involving moral turpitude, commission of a crime or habitual drunkenness or drug abuse, that would make retention of the Participant in his position with his employer prejudicial to its best interests.

3.	Exercise.

(a) Exercisability. This Option is first exercisable, in whole or in part, on and after the applicable time provided below:

(i)

Subject to earlier exercisability as provided in (ii) below, this Option shall become exercisable as follows: (1) 20% of the total number of Shares awarded under this Agreement shall be first exercisable on the first anniversary of the Award Date, (2) the second 20% of the total number of Shares awarded under this Agreement shall be first exercisable on the second anniversary of the Award Date, (3) the third 20% of the total number of Shares awarded under this Agreement shall be first exercisable on the third anniversary of the Award Date, (4) the fourth 20% of the total number of Shares awarded under this Agreement shall be first exercisable on the fourth anniversary of the Award Date, and (5) the fifth 20% of the total number of Shares awarded under this Agreement shall be first exercisable on the fifth anniversary of the Award Date.

(ii)

If a Change in Control occurs after the Award Date, before the expiration date of this Option and during the continuation of the Participant’s Company Service (as defined in Paragraph 7), this Option may first be exercised (to the extent not already exercisable), in whole or in part, after the date such Change in Control occurs.

(b)

By Whom Exercisable. During the Participant’s lifetime, only the Participant may exercise this Option. If the Participant dies prior to the expiration date of this Option, without having exercised this Option as to all of the Shares covered thereby, this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised on the date of the Participant’s death, by the estate or a person who acquired the right to exercise this Option by bequest or inheritance from, or by reason of the death of, the Participant.

(c)

Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment of the Option Price as provided in Paragraph 4 and payment in full, to the extent required by Paragraph 12, of the amount of any tax the Company is required to withhold as a result of such exercise.

4.

Payment of Option Price. The Option Price will be payable in full upon exercise of this Option to purchase Shares, and such Option Price must be paid in cash or certified check or wire transfer or by a combination of the foregoing.

5.	Transferability. This Option may not be transferred by the Participant except by will or by the laws of descent and distribution.

6.	Forfeiture. This Option shall be forfeited to the extent it is not exercisable at the time of the Participant’s cessation of Company Service (as defined in Paragraph 7).

7.	Company Service.

(a)

For purposes hereof, “Company Service” means service as an Employee and includes subsequent service as a member of the Board of Directors of the Company or a Subsidiary, if any, as provided in this paragraph. Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfers between the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Company Service, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded and shall not be considered a cessation of Company Service.

(b)

Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue Company Service or in any way affect any right of the Company to terminate the Participant’s Company Service without prior notice at any time for any or no reason.

8.

Compliance with Securities Laws. The Company covenants that it will file and attempt to maintain an effective registration statement with the United States Securities and Exchange Commission covering the Shares of the Company, which are the subject of and may be issued pursuant to this Agreement, at all times during which this Option is exercisable and there is no applicable exemption from registration of such Shares; provided, however, that this Option shall not be exercisable for Shares at any time if its exercise would cause the Company to be in violation of any applicable provisions of the United States federal or state securities law.

9.

Administration of Plan. The Plan is administered by a Committee appointed by the Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.

10.

Capital Adjustments. The number of Shares covered by this Option, and the Option Price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any share dividend, share split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

11.

Rights as a Shareholder. The Participant, or a transferee of this Option, shall have no rights as a shareholder with respect to any Shares subject to this Option until the date of the exercise of this Option for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 10 hereof.

12.

Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any federal, state or local taxes or any other applicable taxes required to be withheld by law with respect to the exercise of this Option. The Participant will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes; or to retain and withhold a number of Shares having a Fair Market Value on the date of exercise not less than the amount of such taxes, and cancel any such Shares so withheld, in order to reimburse the Company for any such taxes.

13.	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

14.	Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

15.

Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

16.

Intended to be an Incentive Stock Option. This Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the provisions hereof shall be construed consistent with that intent. While it is intended that this Option be treated as an incentive stock option within the meaning of Section 422(b) of the Code, the Company does not guarantee such treatment. If, or to the extent, for any reason, this Option is not treated as an incentive stock option within the meaning of Section 422(b) of the Code, this Option shall nevertheless continue to otherwise be fully effective according to its terms and the applicable terms of the Plan and shall be regarded as a Non-Qualified Stock Option under the Plan.

17.

Disqualifying Disposition of Shares Issued on Exercise of Incentive Stock Option. If the Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of this Option within two years from the Award Date or within one year from the date the Shares are transferred to the Participant, the Participant agrees, within ten days of disposition, to notify the Committee in order that any income realized as a result of such disposition can be properly reported by the Company or one of its Subsidiaries on IRS forms W-2 or 1099.

18.	Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms and conditions of this Option, the Company and the Participant have signed this Agreement as of the date first above written.

CARBIZ INC.:	By: _______________________________________________

Its: _______________________________________________

PARTICIPANT:
{NAME}

NOTICE OF EXERCISE

Carbiz Inc.
[ADDRESS]

I hereby exercise my Option pursuant to that certain Incentive Stock Option Agreement dated {DATE 1} (the “Stock Option Agreement”) awarded under the Carbiz Inc. 2007 Incentive Stock Plan (the “Plan”), subject to all of the terms and conditions of the said Stock Option Agreement and the Plan referred to therein, and hereby notify you of my election to purchase the following stated number of Shares of Carbiz Inc., an Ontario, Canada corporation (the “Company”), from the award therein as indicated below at the following stated Option Price per Share.

Number of Shares -	Option Price per Share - $	Total Option Price - $

If this Notice of Exercise involves fewer than all of the Shares that are subject to option under the said Stock Option Agreement, I retain the right to exercise my option for the balance of the Shares remaining subject to option, all in accordance with the terms of the said Stock Option Agreement.

I agree to provide the Company with such other documents and representations as it deems appropriate in connection with this option exercise.

Payment of Exercise Price. This Notice of Exercise is accompanied by cash, a certified check or confirmation of a wire transfer in the amount of $ _____________.

Tax Withholding. Subject to any satisfaction of tax withholding pursuant to the next paragraph, I hereby authorize the Company (and any of its Subsidiaries) to withhold from my Board compensation or any other pay from the Company (and any of its Subsidiaries) the applicable minimum amount of any taxes required by law and the said Stock Option Agreement to be withheld as a result of this exercise, to the extent not satisfied by the attached check in the amount of $ _____________.

[   ] [Check only if desired] I request that the Company withhold from the Shares otherwise to be issued to me in connection with this exercise a sufficient number of Shares having a value (based on the Shares’ Fair Market Value on the date of exercise) needed to satisfy the payment of [   ] all or [   ] $ ________ of the applicable minimum amount of any taxes required by law and the said Stock Option Agreement to be withheld as a result of this exercise.

My current address and my Social Security Number are as follows:

Address: _________________________________________________________________

________________________________________________________________________

Social Security Number: ________________________________________

Date:
{NAME}